UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 10, 2025

AMERICAN NATIONAL GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	001-31911	42-1447959
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Moody Plaza
Galveston, Texas 77550
(Address of principal executive offices and zip code)

(888) 221-1234

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Depositary Shares, each representing a 1/1,000th interest in a share of 5.95% Fixed-Rate Reset Non-Cumulative Preferred Stock, Series A	ANG PR A	New York Stock Exchange
Depositary Shares, each representing a 1/1,000th interest in a share of 6.625% Fixed-Rate Reset Non-Cumulative Preferred Stock, Series B	ANG PR B	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On January 10, 2025, American National Group Inc. (the “Company”) closed its previously announced public offering (the “Offering”) of an aggregate of 12,000,000 depositary shares (the “Depositary Shares”), each representing a 1/1,000th interest in a share of the Company’s 7.375% Series D Fixed-Rate Non-Cumulative Preferred Stock (the “Series D Preferred Stock”). The Depositary Shares were sold in a public offering pursuant to the Company’s registration statement on Form S-3 (File No. 333-281155). The Company intends to use the net proceeds from the Offering, together with cash on hand, to redeem in full the 5.95% Fixed-Rate Reset Non-Cumulative Preferred Stock, Series A of the Company (the “Series A Preferred Stock”) and the related depositary shares in accordance with the terms thereof. This Current Report on Form 8-K does not constitute a notice of redemption with respect to the Series A Preferred Stock or the related depositary shares.

In connection with the Offering, the Company entered into a deposit agreement, dated January 10, 2025 (the “Deposit Agreement”), by and among the Company, Computershare Inc. and Computershare Trust Company, N.A., collectively, as depositary (the “Depositary”), Computershare Trust Company, N.A., as registrar and transfer agent, and the holders from time to time of the depositary receipts (the “Depositary Receipts”) issued thereunder, a form of which is included therein (the “Form of Depositary Receipt”). The Deposit Agreement provides for the deposit of shares of the Series D Preferred Stock from time to time with the Depositary and for the issuance of Depositary Receipts evidencing Depositary Shares in respect of the deposited Series D Preferred Stock.

The foregoing description of the Deposit Agreement and Form of Depositary Receipt do not purport to be a complete statement of the parties’ rights and obligations under the Deposit Agreement and Form of Depositary Receipt and are qualified in their entirety by reference to the full text of the Deposit Agreement and Form of Depositary Receipt, copies of which are filed as Exhibits 4.1 and 4.2, respectively, hereto and incorporated by reference herein.

Item 3.03	Material Modification to Rights of Security Holders.

In connection with the Offering, on January 9, 2025, the Company filed a certificate of amendment to the Company’s Certificate of Incorporation with the Secretary of State of the State of Delaware (the “Secretary of State”), including a certificate of designations for the Series D Preferred Stock (collectively, the “Certificate of Amendment”), to establish the preferences, limitations, and relative rights of the Series D Preferred Stock. The Certificate of Amendment became effective upon filing with the Secretary of State.

Under the terms of the Series D Preferred Stock, the ability of the Company to declare or pay dividends on, or purchase, redeem or otherwise acquire, shares of its common stock or any shares of the Company that rank junior to, or on parity with, the Series D Preferred Stock will be subject to certain restrictions in the event that the Company does not declare and pay (or set aside) dividends on the Series D Preferred Stock for the last preceding dividend period. The foregoing description of the Certificate of Amendment does not purport to be a complete statement of the parties’ rights and obligations under the Certificate of Amendment and is qualified in its entirety by reference to the full text of the Certificate of Amendment, a copy of which is filed as Exhibit 3.1 hereto and is incorporated by reference herein.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in Item 3.03 is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)            Exhibits

Exhibit No.	Description

3.1	Certificate of Amendment to the Certificate of Incorporation of American National Group Inc. (including the Certificate of Designations with respect to the Series D Preferred Stock of the Company).
4.1	Deposit Agreement, dated as of January 10, 2025, among the Company, Computershare Inc. and Computershare Trust Company, N.A., collectively, as Depositary, Computershare Trust Company, N.A., as Registrar and Transfer Agent and the holders from time to time of the depositary receipts described therein.
4.2	Form of Depositary Receipt (included in Exhibit 4.1).
5.1	Opinion of Cravath, Swaine & Moore LLP.
23.1	Consent of Cravath, Swaine & Moore LLP (included in Exhibit 5.1).
104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

Cautionary Language Regarding Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements that are based on current expectations of management of the Company. Such statements include plans, projections and estimates regarding the use of proceeds from the Offering. Such forward-looking statements are subject to certain risks, uncertainties and assumptions, including prevailing market conditions and other factors. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expected.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN NATIONAL GROUP INC.

Date: January 10, 2025	By:	/s/ Reza Syed
Reza Syed
Chief Financial Officer & Executive Vice President